Exhibit 99.1

DESCRIPTION OF COMMON STOCK

General

The following description of the common stock, certificate of incorporation and bylaws of Legacy Reserves Inc. (“Legacy”) is a summary only and reflects Legacy’s amended and restated certificate of incorporation and amended and restated bylaws. Legacy’s amended and restated certificate of incorporation authorizes the issuance of 945,000,000 shares of common stock, $0.01 par value per share.

Holders of shares of the common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by Legacy’s stockholders generally. The holders of the common stock do not have cumulative voting rights in the election of directors.

Holders of shares of the common stock are entitled to receive dividends when, as and if declared by Legacy’s board of directors (the “Legacy Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon Legacy’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of the common stock will be entitled to receive pro rata Legacy’s remaining assets available for distribution.

All shares of the common stock currently outstanding are fully paid and non-assessable. The common stock is not subject to further calls or assessments by Legacy. Holders of shares of the common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights powers, preferences and privileges of the common stock will be subject to those of the holders of any shares of preferred stock or any other series or class of stock that Legacy may authorize and issue in the future.

Dividends

The General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of the Legacy Board.

Legacy has no current plans to pay dividends on the common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Legacy Board and will depend on, among other things, Legacy’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Legacy Board may deem relevant. Because Legacy is a holding company and has no direct operations, Legacy will only be able to pay dividends from funds it receives from its subsidiaries. In addition, Legacy’s ability to pay dividends will be limited by covenants in its existing indebtedness and may be limited by the agreements governing other indebtedness that Legacy or its subsidiaries incur in the future.

Annual Stockholder Meetings

Legacy’s amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Legacy Board. To the extent permitted under applicable law, Legacy may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Legacy’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Certain Provisions of Delaware Law

Legacy’s amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Legacy Board. These provisions are intended to avoid costly takeover battles, reduce Legacy’s vulnerability to a hostile or abusive change of control and enhance the ability of the Legacy Board to maximize stockholder value in connection with any unsolicited offer to acquire Legacy. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Legacy by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of Legacy’s capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Legacy Board may generally issue shares of one or more series of preferred stock on terms calculated to discourage, delay or prevent a change of control of Legacy or the removal of its management. Moreover, Legacy’s authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and in connection with employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Legacy Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Legacy by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Legacy’s management and possibly deprive Legacy’s stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Board of Directors

The Legacy Board consists of a single class of six directors, each of whom will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Delaware Law

Legacy will not be subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on NASDAQ, from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

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the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of these provisions, a “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock.

Removal of Directors; Vacancies and Newly Created Directorships

Legacy’s amended and restated certificate of incorporation provides that any or all of the directors (other than the directors elected by the holders of any series of preferred stock) may be removed with or without cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of voting stock, voting together as a single class.

In addition, Legacy’s amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Legacy Board that results from an increase in the number of directors and any vacancy occurring in the Legacy Board may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

No Cumulative Voting

Under Delaware law, the right to vote in the election of directors cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Legacy’s amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of Legacy’s stock entitled to vote generally in the election of directors will be able to elect all Legacy’s directors.

Special Stockholder Meetings

Legacy’s amended and restated certificate of incorporation provides that special meetings of Legacy’s stockholders may be called at any time only by or at the direction of the Legacy Board or the chairman of the Legacy Board. Legacy’s amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of Legacy.

Director Nominations and Stockholder Proposals

Legacy’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Legacy Board or a committee of the Legacy Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Legacy with certain information. Generally, to be timely, a stockholder’s notice must be received at Legacy’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Legacy’s amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Legacy’s amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Legacy.

Proxy Access for Director Nominations

In addition to the director nomination provisions described above, Legacy’s amended and restated bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of the outstanding common stock for at least three years and who comply with the other requirements set forth in the bylaws to include up to a specified number of director nominees in Legacy’s proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under these proxy access provisions of Legacy’s amended and restated bylaws is the greater of two or 20% of the number of Legacy’s directors on the last day a notice of nomination may be submitted. Notice of a nomination under Legacy’s proxy access bylaw provisions must be delivered by a stockholder to Legacy’s Secretary at its principal executive offices not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Legacy publicly announces the date of the annual meeting. Such notice by a stockholder must include certain information and representations as specified in Legacy’s amended and restated bylaws, including, but not limited to, a statement that the stockholder does not have any present intent to change or influence control of Legacy, and that it acquired the common stock in the ordinary course of business and without any such intent. The complete proxy access procedures for director nominations are set forth in Legacy’s amended and restated bylaws.

No Stockholder Action by Written Consent

Legacy’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Supermajority Provisions

Legacy’s amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, Legacy’s bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or Legacy’s amended and restated certificate of incorporation. Any amendment, alteration, rescission or repeal of Legacy’s bylaws by Legacy’s stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Legacy’s amended and restated certificate of incorporation provides that the following provisions in Legacy’s amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of Legacy’s stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions opting out of Section 203 of the DGCL (as described above);

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions relating to annual meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly-created directorships;

•	the provisions eliminating monetary damages to the fullest extent permitted by law for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for Legacy’s existing stockholders to replace the Legacy Board as well as for another party to obtain control of Legacy by replacing the Legacy Board. Because the Legacy Board has the power to retain and discharge Legacy’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of Legacy or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Legacy Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of Legacy. These provisions are designed to reduce Legacy’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Legacy’s shares and, as a consequence, they also may inhibit fluctuations in the market price of Legacy’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, Legacy’s stockholders will have appraisal rights in connection with a merger or consolidation of Legacy. Pursuant to the DGCL, stockholders entitled to seek appraisal who properly assert and perfect appraisal rights in accordance with Section 262 of the DGCL in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware.

Stockholders’ Derivative Actions

Under the DGCL, any of Legacy’s stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Legacy’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Corporate Opportunity

Delaware law permits a corporation to adopt provisions in its certificate of incorporation renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Legacy’s amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that Legacy has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to directors who are not employees of Legacy (and their respective affiliates). Legacy’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, no director who is not employed by Legacy (including any non-employee director who serves as one of Legacy’s officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which Legacy or its affiliates now engage or propose to engage or (ii) otherwise competing with Legacy or its affiliates. In addition, to the fullest extent permitted by law and subject to certain specified exceptions, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself or herself or his or her affiliates or for Legacy or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to Legacy or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity.

Legacy’s amended and restated certificate of incorporation does not renounce Legacy’s interest in any business opportunity that is (i) expressly offered to a non-employee director solely in his or her capacity as a director or officer of Legacy or (ii) identified by such non-employee director solely through the disclosure of information by or on behalf of Legacy. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Legacy if it is a business opportunity that (i) Legacy is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of Legacy’s business or is of no practical advantage to Legacy or (iii) is one in which Legacy has no interest or reasonable expectancy.

Limitations on Liability and Indemnification and Advancement of Expenses of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Legacy’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Legacy and its stockholders, through stockholders’ derivative suits on Legacy’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Legacy’s amended and restated bylaws generally provide that it must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. Legacy also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. In addition, Legacy may also enter into indemnification agreements with its directors and officers in the future. Legacy believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in Legacy’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Legacy and its stockholders. In addition, your investment may be adversely affected to the extent Legacy pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of Legacy’s directors, officers or employees for which indemnification or advancement of expenses is sought.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

The common stock trades on NASDAQ Global Select Market under the symbol “LGCY”.